Exhibit (10)-v

CORPORATE OFFICER SEPARATION PLAN


1.0  Background

1.1 Purpose: The purpose of the Corporate Officer Separation Plan is to establish an equitable measure of compensation for a corporate officer of the Company who has been terminated; and provide some continuation of benefit protection during the period of outplacement.

1.2 Eligibility: Eligible employees under this Plan are corporate officers of the Company, other than assistant officers, whose employment is terminated for reasons other than cause, voluntary resignation, disability, early or normal retirement, or death.

2.0  Definitions

2.1 Termination for Cause: A termination of employment status for fraud, violence, theft, gross misconduct, discrimination, harassment or actions which create legal liabilities for the Company or actions of malicious intent which directly compromise the individual's role/accountabilities.

2.2 Separation Date: The last day of full time active employment.

2.3 Termination Date: The end of the severance period, will be the separation date or the last day as a severed employee receiving benefits, in the event the officer elects to receive cycle payments.

3.0  Severance Pay

3.1 Maximum Severance Pay Allowance: A corporate officer shall be entitled to a severance pay allowance equal to twelve (12) months of the corporate officer's base pay plus an amount equal to the accrued vacation pay payable to the corporate officer as of the separation date.

3.2 Method of Payment: The Company shall make payments to the corporate officer monthly, based upon normal payroll procedures, or in one lump sum payment at the officer's election.

4.0  Incentive Compensation

4.1  Executive Incentive Compensation and Long Term Incentive
Plans: Participants whose separation date is after June 30 in any plan year, will receive a pro rata bonus based on the period of active employment on the date that such bonuses are paid to all other active eligible employees.

5.0  Stock Incentive Plan

5.1  Pursuant to the Company's Stock Incentive Plans:

     - a corporate officer who is terminated will have 90 days from the termination date in which to exercise vested stock options. Only options which have vested on or before the separation date may be exercised.
     - on or after the separation date a corporate officer will not be eligible for Company loans in connection with the exercise of vested options.
     - a corporate officer who is terminated has ownership rights to restricted stock to the extent it was vested at the separation date.

6.0  Outplacement Services

The Company will assist the corporate officer in the search for new employment by paying professional fees for the services of an outplacement organization or executive search firm and reimbursement of reasonable travel expenses, not otherwise reimbursable, incurred in the normal course of a job search.

7.0  Financial Perquisites

7.1 Company Car: Upon separation, the officer's car may be purchased by the executive at a price to be determined by the Company based upon the fair market value of the car. If not purchased, the car must be returned to the Company on the separation date. The purchase price will be deducted from the severance payments if the executive has failed to make arrangements to return or purchase the vehicle on or before the separation date.

7.2 Club Membership: Eligibility for Company reimbursement or payment normally made on behalf of certain executives for regular dues associated with a country, social, luncheon or airline club membership shall continue until the termination date.

7.3  Financial Counseling Plan:  Benefits under the Executive
Financial Counseling Plan shall continue until the termination date. For partial years, a pro rata allowance will be paid based on months of severance.

8.0  Benefits/Perquisites

Executive Health, Life Insurance, Retirement Income, and Savings
Plus Plan:

Executive Health, Life Insurance, Retirement Income, and Savings
Plus Plan Benefits shall continue during the period of severance with benefits, and cease on the termination date.

Benefits under the Disability Plan cease on the separation date.
There are no conversion privileges.

All other benefits made available by the Company to executives from time to time shall cease as of the separation date.

9.0  Administration of the Plan

9.1 Preparation of Severance Package: Human Resources is responsible for the preparation of the executive severance package in accordance with this Plan.

9.2 Other Policies and Plans: This Plan supersedes the officer separation plan of July 22,1987.